Midtown Partners & Co., LLC

4902 Eisenhower Blvd., Suite 185

Tampa, FL  33634

Phone: 813.885.5744 ♦ Fax: 813.885.5911

PLACEMENT AGENT AGREEMENT

THIS PLACEMENT AGENT AGREEMENT (the “Agreement”) is made and entered into effective as of this 14th day of July, 2006, by and between Guardian Technologies International, Inc., a Delaware corporation, (the “Company”), with its principal place of business at 516 Herndon Parkway, Suite A, Herndon, Virginia 20170 and Midtown Partners & Co., LLC, a Florida limited liability company (the “Placement Agent,” “Midtown” or “Midtown Partners), with its principal place of business at 4902 Eisenhower Blvd., Suite 185, Tampa, Florida 33634, and confirms the understanding and agreement between the Company and the Placement Agent as follows:

SECTION I

The Company hereby engages the Placement Agent as the Company’s non-exclusive placement agent in connection with a proposed private placement in the United States (the “Offering”) of up to fifteen million dollars (US$15,000,000) (the “Financing”) of the Company’s debt, equity or equity-linked securities (the “Securities”). The Offering will be made solely to “accredited investors” (the “Accredited Investors”), as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration under applicable federal and state securities laws available under Rule 506 of Regulation D and in accordance with the terms of this Agreement.  The terms and conditions of the Financing shall be negotiated among the Company, the Placement Agent and any investor in the Financing. The Placement Agent hereby accepts such engagement upon the terms and conditions set forth in this Agreement. This Agreement shall not give rise to any commitment or obligation by the Placement Agent to purchase any of the Securities or, except as set forth herein, to find purchasers for the Securities.

The Placement Agent shall provide the following services (the “Services”):

(a)

Advise the Company with regard to the size of the Offering and the structure and terms of the Financing and the Securities in light of the current market environment;

(b)

Assist the Company in identifying and evaluating prospective qualified Accredited Investors;

(c)

Approach such investors on a “best efforts basis” regarding an investment in the Company; and

(d)

Work with the Company to develop a negotiating strategy and assist with the negotiations with such potential investors.

In connection with the Placement Agent providing the Services, the Company agrees to use its best efforts to keep the Placement Agent up to date and apprised of all material business, market and legal developments related to the Company and its operations and management.  The Placement Agent shall devote such time and effort, as it deems commercially reasonable under the circumstances in rendering the Services.  The Placement Agent shall not provide any work that is in the ordinary purview of a certified public accountant.  The Placement Agent cannot guarantee results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its network of contacts.

SECTION II

The Placement Agent, its affiliates and any person acting on its or their behalf hereby represent, warrant and agree as follows (each, a “Placement Agent Party,” and collectively, the “Placement Agent Parties”):

(a)

The Financing, and the Securities to be offered and sold by the Placement Agent, have been and will be offered and sold by the Placement Agent in compliance with all federal and state securities laws and regulations governing the registration and conduct of broker-dealers, and each Placement Agent Party making an offer or sale of the Securities was or will be, at the time of any such offer or sale, registered as a broker-dealer pursuant to Section 15(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the laws of each applicable state of the United States (unless exempted from the respective state’s broker-dealer registration requirements), and in good standing with the National Association of Securities Dealers, Inc.

(b)

The execution and delivery of this Agreement has been duly and validly authorized by the Placement Agent and, when executed by the Company, will constitute the valid and binding agreement of the Placement Agent enforceable against the Placement Agent in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(c)

The Financing, and the Securities to be offered and sold by the Placement Agent, have been and will be offered and sold only to Accredited Investors in accordance with Rule 506 of Regulation D and applicable state securities laws; provided, however, the Company shall make all necessary filings under Rule 503 of Regulation D and such similar notice filings under applicable state securities laws.  The Placement Agent Parties represent and warrant that they have reasonable grounds to believe and do believe that each person to whom a sale, offer or solicitation of an offer to purchase Securities was or will be made was and is an Accredited Investor.  Prior to the sale and delivery of the Securities to any such investor, the Placement Agent Parties will obtain an executed subscription or securities purchase agreement, confidential purchaser questionnaire (if applicable), an executed investors’ rights agreement, and such other agreements and in such form as shall be agreed upon by the Company and the Placement Agent (the “Subscription Documents”).  No sale of the Securities shall take place or be regarded as effective unless and until accepted by the Company, such acceptance to occur at Closing, and the Company reserves the right in its sole absolute discretion to refuse to sell Securities to any or all persons at any time.

(d)

In connection with the Financing, and offers and sales of the Securities, the Placement Agent Parties have not and will not:

(1)

Offer or sell, or solicit any offer to buy, any Securities by any form of “general solicitation” or “general advertising”, as such terms are used in Regulation D, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(2)

Use any written material other than (A) a confidential term sheet approved by the Company and the Placement Agent (“Confidential Term Sheet”), (B) the Subscription Documents, (C) copies of the Company’s SEC Reports (as hereinafter defined), (D) the Information Documents (as hereinafter defined); and, except for the Information Documents, shall only rely upon and communicate information that is publicly available regarding the Company to any potential investors (without limiting the foregoing, none of the Placement Agent Parties is authorized to make any representation or warranty to any offeree concerning the Company or an investment in the Securities or any other securities of the Company); provided that, if the

Placement Agent furnishes to potential investors a copy of the Confidential Term Sheet or Information Documents, such potential investor shall agree to keep the information contained in such Confidential Term Sheet and Information Documents confidential and shall execute a confidentiality agreement reasonably acceptable to the Company or shall otherwise agree to keep such information confidential; or

(3)

Take any action that would constitute a violation of Regulation M or Regulation SHO under the Exchange Act.

(e)

The Placement Agent shall cause each affiliate or each party acting on its or their behalf with whom they enter into contractual arrangements relating to the offer and sale of any Securities to agree, for the benefit of the Company, to the same provisions contained in this Agreement.

(f)

The Placement Agent will not offer or sell the Securities in any state or other jurisdiction without the approval of the Company and completion by the Company of any Blue Sky filings for such states or other jurisdictions.

SECTION III

During the Term (as defined below), the Placement Agent is hereby retained by the Company to make limited introductions on a best efforts basis to provide financing for the Company in an amount and form to be mutually determined by the Company and the Placement Agent.

SECTION IV

The Company hereby represents, warrants and agrees as follows:

(a)

The execution and delivery of this Agreement has been duly and validly authorized by the Company and, when executed by the Placement Agent, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(b)

The offer, offer for sale, and sale of the Securities have not been and will not be registered under the Securities Act with the Securities and Exchange Commission (“SEC”), except as contemplated by the Subscription Documents.  The offer and sale of the Securities will be offered, offered for sale and sold pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act, and will comply in all material respects with the requirements of Rule 506 of Regulation D promulgated under the Securities Act and any applicable state securities laws. No documents prepared by the Company in connection with the Offering, or any amendment or supplement thereto, contain or will contain as of the date of the preparation thereof, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)

The consolidated financial statements, audited and unaudited (including the notes thereto), included in the Company’s latest annual report and subsequent quarterly reports as filed with the SEC (the “Financial Statements”), present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

(d)

No federal, state or foreign governmental agency has issued any order preventing or suspending the Offering.

(e)

The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as now conducted. The Company has all power, authority, authorization and approvals as may be required to enter into this Agreement and each of the Subscription Documents, and to carry out the provisions and conditions hereof and thereof, and to issue and sell the Securities.

(f)

The Securities have been, or immediately prior to the commencement of the Offering will have been, authorized for issuance and sale pursuant to the Subscription Documents and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Subscription Documents, will be validly issued, fully paid and non-assessable.

(g)

With the exception of any approvals required by the SEC related to the Offering, no further approval or authorization of any shareholder of the Company, its Board of Directors or other person or group is required for the issuance and sale of the Securities or any securities issuable upon exercise or conversion of the Securities.

(h)

Except as disclosed in the Company’s periodic reports filed with the SEC (“SEC Reports”), since the date of the Company’s latest unaudited consolidated financial statements there has not been any (A) material adverse change in the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, (B) transaction that is material to the Company, except transactions in the ordinary course of business, (C) obligation that is material to the Company, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (D) change that is material to the Company or in the common shares or outstanding indebtedness of the Company, or (E) dividend or distribution of any kind declared, paid, or made in respect of the common shares.

(i)

The Company shall give the Placement Agent reasonable prior written notice of the Company’s intention to engage another investment banking firm to conduct a private placement of the securities of the Company.

SECTION V

The parties agree that each closing of the Offering (the “Closing”) shall be subject to the satisfaction of the following conditions, unless expressly waived in writing by the parties:

(a)

The Offering shall not be subject to any regulatory or judicial proceeding questioning or reviewing its effectiveness for the purpose of offering the Securities for sale and issuance.

(b)

The Company shall deliver a certificate of an officer of the Company dated as of the Closing that affirms the accuracy of the representations and warranties contained in Section IV hereof.

(c)

 The Placement Agent shall have received an opinion of counsel to the Company, dated as of the Closing, to the effect that assuming the Placement Agent has complied with the manner of sale requirements of Regulation D and the material terms of this Agreement and the Subscription Documents, the offer and sale of the Securities are exempt transactions under Section 3(b) or Section 4(2) and Rule 506 of Regulation D under the Securities Act.

(d)

The Company shall have paid, or made arrangements satisfactory to the Placement Agent for the payment of, all such expenses as required by Section VIII below.

SECTION VI

(a)

The term of this Agreement shall commence on the date first written above and shall expire the earlier of: (i) one (1) year after the date the Company (A) provides the Placement Agent with requested due diligence materials and (B) the Company and the Placement Agent mutually agree that information documents (including, but not limited to, the following: a business plan; an executive summary; five-year pro forma consolidated financial statements; a schedule setting forth the proposed uses of proceeds of the Offering; an investor presentation, and such other documents as the Placement Agent shall reasonably request (collectively, the “Information Documents”)) to be provided and approved by the Company, are ready for presentation to the Placement Agent’s network of potential financing sources; or (ii) the Closing of the Offering, unless this Agreement is earlier terminated in accordance with the provisions set forth below, or extended by the mutual written agreement of the parties hereto (the “Term”).  This Agreement may be terminated only:

(1)

By the Placement Agent or the Company for any reason at any time upon thirty (30) days’ prior written notice; or

(2)

By the Placement Agent upon default in the payment of any amounts due to the Placement Agent pursuant to this Agreement, if such default continues for more than fifteen (15) days following receipt by the Company from the Placement Agent of written notice of such default and demand for payment.

(b)

In the event of the termination of this Agreement, the Placement Agent shall be immediately paid in full on all items of compensation and expenses (including any amounts deferred) payable to the Placement Agent pursuant hereto, as of the date of termination.

(c)

The Placement Agent Fees (as hereinafter defined) shall become due and payable to Placement Agent upon the date that the Company receives the proceeds of the Financing from the party providing the Financing.  A Placement Agent Fee shall also be payable with respect to any Qualified Financing or any subsequent Qualified Financing accepted and received by Company within twelve (12) months after the termination or expiration of this Agreement, by any party or source of funding introduced or facilitated by Placement Agent to Company.

SECTION VII

At any time during the twelve (12) month period following the termination or expiration of this Agreement, the Placement Agent shall be entitled to the compensation and fees as set forth in Section VIII of this Agreement for any Qualified Financing (as defined below) received by the Company. The term “Qualified Financing” shall mean receipt by the Company of an investment from a person after the termination of this Agreement that directly results from the Placement Agent’s performance of the Services hereunder during the Term of this Agreement (for the avoidance of doubt this shall mean any solicitation of a potential investor or an introduction of a potential investor to the Company by the Placement Agent related to the Offering during the Term of this Agreement) but shall exclude the solicitation of any existing or prior investor in the Company’s securities or any investor whose name was furnished to the Placement Agent by the Company.   The Placement Agent agrees to provide to the Company within ten (10) days after the termination of this Agreement (the “Delivery Deadline”) a list of all persons solicited on behalf of the Company or introduced to the Company by the Placement Agent related to the Offering (the “Solicitation List”) to assist the parties in making a later determination as to whether a Qualified Financing has occurred.  If the Solicitation List is not provided to the Company prior to the expiration of the Delivery Deadline, the Company’s obligation to pay any commissions or fees related to a Qualified Financing pursuant to this Section VII shall immediately terminate. For purposes of this Agreement, receipt of Qualified Financing shall be deemed to be received by the Company on the date that a definitive agreement regarding the Qualified Financing is executed by the Company and the party providing such financing.  The compensation or fees shall become payable to the Placement Agent upon the date that the Company receives the proceeds of the Qualified Financing.

The provisions set forth in this Section VII shall survive any termination of this Agreement.

SECTION VIII

(a)

In consideration for the performance of the Services hereunder, the Company hereby agrees to pay or provide to the Placement Agent the following compensation (collectively, the “Placement Agent Fee” or “Financing Fee”):

(1)

Upon each Closing of the Offering, the Company shall pay to the Placement Agent a cash commission in an amount equal to seven percent (7%) of the aggregate offering price of the Securities sold by the Placement Agent in the Offering (the “Financing Fee”).  In addition, upon exercise of any common stock purchase warrants included in the Securities sold in the Offering, pay to the Placement Agent a cash commission equal to seven percent (7%) of the proceeds received by the Company from the exercise of such warrants by the holders thereof.  The Financing Fee may be re-allowed by the Placement Agent to any participating broker-dealer engaged by the Placement Agent.

(2)

Upon each Closing of the Offering, the Company shall issue to the Placement Agent or its permitted assigns common stock purchase warrants to purchase such number of shares of the common stock of the Company as shall equal seven percent (7%) of the aggregate number of shares of common stock of the Company sold in the Offering or issuable upon exercise or conversion of the Securities sold in the Offering at Closing (“Placement Agent Warrants”), exercisable at a price equal to 100% of the price of the shares of common stock issued at or issuable upon exercise or conversion of the Securities sold in the Offering at Closing.  Except as set forth above and below, the Placement Agent Warrants shall be identical to any warrants issued in the Financing at Closing.  The Placement Agent Warrants shall be exercisable for a period of five (5) year from the date of issuance and shall provide for cashless exercise (even if the investors do not have such right).  The Placement Agent Warrants shall include anti-dilution protection, including protection against issuances of securities at prices (or with exercise prices, in the case of warrants, options or rights) below the exercise price of the Placement Agent Warrants except that such antidilution protection shall not apply to the following issuances of the Company’s securities: common stock issuable upon exercise of outstanding warrants, options or other convertible securities, common stock or other convertible securities issued or issuable pursuant to any merger, acquisition, joint venture or similar transaction, options or common stock issuable upon exercise of options granted to employees, officers, directors and consultants, common stock or convertible securities issued to vendors, or common stock issued, or issuable upon exercise or conversion of convertible securities or warrants issued, at a Closing of the Offering.  The Placement Agent Warrants shall not be callable or redeemable. The Placement Agent Warrants shall also include one (1) demand registration right exercisable following the first anniversary of the Closing and one (1) piggyback registration right for a period of two (2) years following the Closing.  The Placement Agent Warrants shall be transferable to certain officers and employees of the Placement Agent’s in the Placement Agent’s discretion, provided that any such transferee is an accredited investor and provided he or she agrees to execute an investment representation letter prepared by the Company and reasonably acceptable to the Placement Agent.

(3)

Upon each Closing of the Offering, the Company shall pay to the Placement Agent a non-accountable expense allowance in an amount equal to one percent (1%) of the aggregate offering price of the Securities sold by the Placement Agent in the Offering to cover all expenses of the Placement Agent and the investors in the Offering (“Non-Accountable Expense Allowance”).

(4)

The Company shall pay to the Placement Agent a deposit in the amount of $10,000 upon finalization of the Confidential Term Sheet by the Company which shall be offset against the Non-Accountable Expense Allowance at Closing.

(b)

It is acknowledged and agreed that the Company shall bear its own costs and expenses incident to the issuance, offer, sale and delivery of the Securities.  These costs and expenses will include but are not limited to state “Blue Sky” fees, legal fees, printing costs, travel costs, mailing, couriers, personal background checks, and other expenses incidental to the advancement and completion of the Offering.

(c)

Subject to the other requirements set forth in this Agreement, the Placement Agent may introduce investors to the Offering directly or through other participating broker-dealers. If the Placement

Agent utilizes any such intermediaries, the Placement Agent shall be the Company’s point of contact, not the intermediary, and the Placement Agent, not the Company, shall be responsible for any compensation arrangement with the intermediary. The Company’s sole compensation arrangement, responsibility and obligation are with the Placement Agent.  The Placement Agent will disclose the identity and compensation arrangements with all of its intermediaries in order to allow the Company to adequately disclose such arrangements, where necessary.

SECTION IX

(a)

Prior to and subject to the Closing, subscription proceeds from the sale of the offered Securities shall be deposited in an escrow account with a bank (“Escrow Agent”) designated by the Company and reasonably acceptable to the Placement Agent, pursuant to an escrow agreement among the Company, the Placement Agent and the Escrow Agent.  Subscribers shall make checks payable to the Escrow Agent, as escrow agent for the Company or shall cause the wire transfer of immediately available funds in favor of the Escrow Agent as escrow agent for the Company, in accordance with instructions provided by the Placement Agent.   In the event that this Agreement is terminated before Closing, subscription proceeds of an investor are rejected, or the Offering terminates for any reason, the subscription proceeds held in escrow (with regard to all investors or with regard to an individual investor whose investment has be rejected, as the case may be) shall be promptly returned to the investor(s) without deduction or charge.

(b)

In addition, immediately prior to and in anticipation of, Closing, the Company shall deposit in escrow with an escrow agent (the “Securities Escrow Agent”) designated by the Placement Agent and reasonably acceptable to the Company, the Securities to be issued to investors and the Placement Agent Warrants to be issued to the Placement Agent at Closing, pursuant to a securities escrow agreement among the Placement Agent, the Company and the Securities Escrow Agent.  In the event that this Agreement is terminated before Closing, subscription proceeds of an investor are rejected, or the Offering terminates for any reason, the applicable Securities delivered to the Securities Escrow Agent shall be promptly (in any event within five (5) business days) returned to the Company.

(c)

A Closing with regard to the Offering shall be held on such date(s) and at such time(s) as shall be mutually agreed upon by the Company and the Placement Agent and as communicated to the Escrow Agent and the Securities Escrow Agent.  The parties agree that one or more Closing of the Financing may occur and on such date or dates as shall be determined by the mutual agreement of the Company and the Placement Agent.

SECTION X

(a)

The Company agrees to indemnify the Placement Agent and hold it harmless against any losses, claims, damages or liabilities incurred by the Placement Agent, in connection with, or relating in any manner, directly or indirectly, to the Placement Agent rendering the Services in accordance with this Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Placement Agent’s breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or violation of any applicable law.  Additionally, the Company agrees to reimburse the Placement Agent immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Placement Agent in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to the rendering of any Services by the Placement Agent in accordance with this Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action); provided, however, that in the event a determination is made by a court of competent jurisdiction that the losses, claims, damages or liability arose primarily out of the Placement Agent’s breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or any violation of any applicable law, the Placement Agent will remit to the Company any amounts for which it had been reimbursed under this paragraph.  The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Placement Agent and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section X(a) shall survive any termination of this Agreement.

(b)

The Placement Agent agrees to indemnify the Company and hold it harmless against any losses, claims, damages or liabilities incurred by the Company, in connection with, or relating in any manner, directly or indirectly, or arising out of or based upon any untrue statement or omission or any alleged untrue statement or omission in the Subscription Documents contained in or omitted from the Subscription Documents in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for use in preparation of the Subscription Documents or selling material, as the case may be, and the Placement Agent agrees to reimburse the Company immediately for any for any and all expenses, including, without limitation, attorney fees, incurred by the Company in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to investigating or defending such loss, claim, damage or liability; provided that the Placement Agent shall not be liable hereunder for any loss, claim, damage or liability arising out of any act or failure to act on the part of any other person except the Placement Agent’s partners, employees, officers, members and agents (including registered representatives).  The Placement Agent further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Company and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section X(b) shall survive any termination of this Agreement.

SECTION XI

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or the fifth calendar day after being mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose manner herein set forth.

SECTION XII

(a)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN HILLSBOROUGH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.   If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party may be awarded reasonable attorneys fees, expenses and costs.

(b)

Confidentiality. The Placement Agent may acquire certain non-public information respecting the business of the Company in connection with the performance of Services hereunder, including but not limited to information which is reasonably understood to be proprietary or confidential in nature (collectively, “Confidential Information”).  To help assure the Company’s compliance with Regulation FD, the Placement Agent hereby agrees that all Confidential Information shall be kept strictly confidential by the Placement Agent and its affiliates, members, partners, shareholders, managers, directors, officers, employees, advisors, agents, and controlling persons (collectively, “Representatives”), and may not be disclosed to any third party without the express written consent of the Company, except that Confidential Information or portions thereof may be disclosed to Representatives who need to know such information for the purpose of enabling the Placement Agent to perform services hereunder (it being understood that prior to such disclosure, such Representative will be informed by the Placement Agent of the confidential nature of such Confidential Information and shall agree to be bound by this Agreement).  The Placement Agent shall be responsible for any breach of this provision by any of its Representatives.  For purposes hereof, Confidential Information shall not include any information which (i) at the time of disclosure or thereafter is or becomes generally known by the public (other than as a result of its disclosure by the Placement Agent or its Representatives), (ii) was or becomes available to the Placement Agent on a non-confidential basis from a person who is not subject to a confidentiality agreement concerning that information, or (iii) is required by law to be disclosed by the Placement Agent (provided that if such disclosure is required by order of a court or administrative agency, the Placement Agent shall notify the Company as soon as possible so that the Company may seek a protective order).

(c)

Assignments and Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The rights and obligations of the parties under this Agreement may not be assigned or delegated without the prior written consent of both parties, and any purported assignment without such written consent shall be null and void.

(d)

Modification and Waiver.  Only an instrument in writing executed by the parties hereto may amend this Agreement.  The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature.

(e)

Construction.  The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

(f)

Facsimile Signatures.  Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original.  At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

(g)

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired.

(h)

Non-Circumvention.  The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement. The Company agrees not to accept any business opportunity from any third party to whom Placement Agent introduces to the Company without the consent of Placement Agent, unless for each business opportunity accepted by the Company from a third party introduced by Placement Agent, the Company remits a term sheet and then a contract which defines a mutually agreeable compensation structure for Placement Agent.

(i)

Survival.  The provisions of Sections II, IV, VI(c), VII, X, and XII shall survive the termination or expiration of this Agreement for whatever reason.

(j)

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose within 10 days of the date hereof  or this Agreement shall be withdrawn and become null and void.  The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

GUARDIAN TECHNOLOGIES INTERNATIONAL. INC.	MIDTOWN PARTNERS & CO., LLC
By: /s/ Michael W. Trudnak	By: /s/ Bruce Jordan
Name: Michael W. Trudnak	Name: Bruce Jordan
Its: Chief Executive Officer	Its: President
__________________________________________ Witness	__________________________________________ Witness